UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 22, 2013

Warner Music Group Corp.

(Exact name of Registrant as specified in its charter)

Delaware	001-32502	13-4271875
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

75 Rockefeller Plaza, New York, New York	10019
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 275-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

Amendment to the Warner Music Group Corp. Senior Management Cash Flow Plan

On November 22, 2013, the Company’s Compensation Committee approved the amendment and restatement of the Warner Music Group Corp. Senior Management Cash Flow Plan (the “Plan”), an annual bonus plan for which senior management employees (including all of our current NEOs (including our CEO)) are eligible, that is also a non-qualified deferred compensation plan, and approved a related amendment and restatement of the limited liability agreement of WMG Management Holdings, LLC, a limited liability company formed in connection with the Plan’s adoption. The amendment and restatement of the LLC Agreement is subject to the consent of its members. The amendments and restatements, among other matters, provide greater discretion to the Compensation Committee to award additional deferred equity units to participants on such terms as the Compensation Committee may determine, to make discretionary upward adjustments to free cash flow payable under the Plan and to reduce future payments to the participating employees to offset such discretionary upward adjustments. The summaries of the amended and restated Plan and LLC Agreement set forth herein are qualified in their entirety by reference to the full text of such Plan and LLC Agreement, which are filed as exhibits to this Report and are incorporated herein by reference.

Annual Free Cash Flow Bonus Pool

The Plan provides for the annual allocation of up to 7.5% of the Company’s consolidated “free cash flow” to participating employees. For purposes of the Plan, “free cash flow” is defined as the Company’s consolidated cash flow provided by operating activities determined in accordance with generally accepted accounting principles less capital expenditures, cash paid or received for investments, working capital changes (meaning the change in current assets over current liabilities during the Plan year), interest payments and cash taxes, and plus Access management fees. For any Plan year, the Compensation Committee may (i) increase or decrease the amount of free cash flow to take into account material purchases or payments made by the Company and (ii) increase the amount of free cash flow to take into account net cash paid for all or any portion of any investments and add back any other items deducted from consolidated cash flow as provided above (such increase, an “Added Investment Amount”). Each Plan participant is awarded a fixed percentage of free cash flow. The Compensation Committee may increase a participant’s allocated fixed percentage of free cash flow at any time, subject to whatever terms and conditions the Compensation Committee determines shall apply to such increase. The Compensation Committee may also reduce the amount of the annual free cash flow bonus payable to a participant by all or any portion of any unrecovered Added Investment Amount allocated to the participant.

Annual free cash flow bonuses will generally be contingent upon the participant being employed with the Company on the date of payment. However, if a participant’s employment is terminated by the Company without “cause”, by the participant for “good reason” or due to the participant’s death or “disability” or if the Company undergoes a “change in control”, the participant will be entitled to a pro rata bonus in respect of the year in which such event occurs (as such terms are defined in the Plan).

Deferral of Compensation

Each participating employee in the Plan is permitted to irrevocably elect to defer between 50% and 100% of his or her annual free cash flow bonus earned for periods beginning on January 1, 2013 (up to a maximum aggregate deferral amount determined by the Compensation Committee). In addition, the Compensation Committee may require that all or any portion of futures awards of additional free cash flow bonus percentages and/or Added Investment Amounts be deferred under the Plan. No more than 3.75% of the Company’s common stock on a fully-diluted basis may be outstanding under the Plan at any time as settlement for deferred annual bonuses or at any time underlying Acquired LLC Units (as defined below).

Deferred amounts, if any, will be credited to a participant’s account as and when a deferred bonus is earned and indexed to the fair market value of a share of the Company’s common stock (as determined from time to time by the Compensation Committee), except that the initial value of deferred amounts at the time of deferral will be based on fair market value as of January 1, 2013 or, in connection with grants of free cash flow bonus percentages made after the amendment to the Plan, such other value as the Compensation Committee shall determine. All participants’ elective deferred accounts under the Plan will be fully vested and nonforfeitable at all times. Non-elective deferrals will be subject to such terms and conditions, including vesting, as the Compensation Committee shall determine in its sole discretion.

Amounts deferred under the Plan will be settled in three equal installments in December 2018, 2019 and 2020 (“Redemption Dates”), so long as participants have deferred their maximum deferred amounts prior to January 1, 2017. All remaining amounts will be settled in December 2020. Deferred accounts will be settled at the participants’ election, in shares of the Company’s common stock or with a cash payment equal to the then fair market value of the shares (with such adjustments, in the case of non-elective deferrals, as the Compensation Committee shall determine). Any shares received on settlement are required to be immediately exchanged for fully-vested equity units (“Acquired LLC Units”) in WMG Management Holdings, LLC (“Management LLC”), a limited liability company formed in connection with the Plan’s adoption.

In addition to the scheduled Redemption Dates, deferred accounts will be settled following termination of employment (including death or disability), or upon a change in control of the Company.

If and when a dividend is paid on the Company’s common stock, a proportionate amount of such dividend will be paid to the participating employees in respect of their deferred accounts. Dividends may be reduced by the amount of any outstanding unrecovered Added Investment Amounts.

Profits Interests

Upon making a deferral election under the Plan, each participant will become a member of Management LLC, and will be granted a “profits interest” in Management LLC in amounts equal to the maximum number of shares of the Company’s common stock available for issuance to the participants in settlement of his or her deferred account. The “profits interests” represent an economic entitlement to future appreciation in the Company’s common stock above the purchase price paid by Access in its acquisition of the Company (“Profits Interests”). A Plan participant’s Profits Interests will vest over time as equivalent amounts of the participant’s annual free cash flow bonuses are deferred under the Plan. Unvested Profits Interests will be forfeited on any termination of employment. Profits Interests representing, in the aggregate, no more than 3.75% of the Company’s common stock on a fully-diluted basis may be granted to Plan participants.

On each Redemption Date, a Plan participant may elect to redeem up to one-third of his or her vested Profits Interests (including any Profits Interests eligible for redemption on a prior Redemption Date that were not then redeemed) for a cash payment equal to their liquidation value. Also, a Plan participant may also elect to redeem his or her Acquired LLC Units for a cash payment equal to the fair market value of their underlying shares of the Company’s common stock on each Redemption Date. In addition to a Plan participant’s right to redemption of his or her vested Profits Interests and Acquired LLC Units on the Redemption Dates and annually thereafter, Management LLC may redeem vested Profits Interests and Acquired LLC Units following a participant’s termination of employment with the Company and its subsidiaries. All remaining Profits Interests will be redeemed in December 2020.

Upon a change of control of the Company and upon certain sales of shares of Company common stock held by Management LLC, distributions will be made in respect of Profits Interests (to the extent of their liquidation value) and Acquired LLC Units. The LLC Agreement provides Access with the right to cause Plan participants to sell their Profits Interests, Acquired LLC Units or the underlying shares of Company common stock on a sale by Access of more than 50% of the outstanding shares of the Company’s common stock to third parties (i.e., a “drag-along right”), other than in a public offering of the Company’s common stock. Also, the LLC Agreement provides Plan participants with the right to sell their vested Profits Interests and Acquired LLC Units in the event that Access proposes to sell to third parties or the Company shares of the Company’s common stock other than certain sales after a public offering of the Company’s common stock (i.e., a “tag-along right”).

In addition, if and when a dividend is paid on the Company’s common stock, a proportionate amount of such dividend will be paid to Management LLC for distribution to Plan participants in respect of their Profits Interests and Acquired LLC Units. Distributions may be reduced by the amount of any outstanding unrecovered Added Investment Amounts.

Additional Grants of Deferred Bonuses

On November 22, 2013, the Compensation Committee approved a form of award agreement (the “Award Agreement”) that the Compensation Committee intends to use for a special one-time grant of additional deferred equity units under the Plan to the Plan’s existing participants. Unlike the terms generally applicable to deferred equity units under the Plan, the Award Agreement will provide, among other things, for a grant of deferred equity units that will be unvested on the grant date and subject to forfeiture in certain instances. Also, the Award Agreement will provide that the payment to be made on settlement of any such deferred equity unit that has vested will be reduced (but not below zero) by $107.13. To date, no grants have been made under an Award Agreement. This summary of the Award Agreement set forth herein is qualified in its entirety by reference to the full text of the Award Agreement, which is filed as an exhibit to this Report and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Exhibit

99.1	Amended and Restated Warner Music Group Senior Management Free Cash Flow Plan

99.2	Form of Amended and Restated Limited Liability Company Agreement of WMG Management Holdings, LLC

99.3	Form of Award Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WARNER MUSIC GROUP CORP.

BY:
/s/ Paul M. Robinson
	Name:	Paul M. Robinson

	Title:	EVP & General Counsel

Date: November 27, 2013

2

EXHIBIT INDEX

Exhibit No.	Exhibit

99.1	Amended and Restated Warner Music Group Senior Management Free Cash Flow Plan

99.2	Form of Amended and Restated Limited Liability Company Agreement of WMG Management Holdings, LLC

99.3	Form of Award Agreement